CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to our  firm  under  the  captions  "Financial
Highlights" for Mutual Shares Fund, Mutual Qualified Fund, Mutual Beacon Fund, Mutual Discovery Fund, Mutual European Fund and Mutual Financial Services (six of a series of Franklin Mutual Series, Inc,) Prospectuses and "Auditor" in the Statement of Additional Information and to the incorporation by reference in the introduction to the Statement of Additional Information and Post-Effective Amendment Number 32 to the Registration Statement (Form N-1A, No. 33-18516) of our reports dated January 31, 2003 on the financial statements and financial highlights of Mutual Shares Fund, Mutual Qualified Fund, Mutual Beacon Fund, Mutual Discovery Fund, Mutual European Fund and Mutual Financial Services (six of a series of Franklin Mutual Series, Inc) in the Annual Reports dated December 31, 2002.


                                          /s/ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP




Boston, Massachusetts
April 28, 2003